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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  May 17, 2000
             ------------------------------------------------------
                Date of Report (Date of earliest event reported)



                       Illinois Superconductor Corporation
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)



                  Delaware                                 0-22302                            36-3688459
----------------------------------------------     -------------------------      ---------------------------------
(State or other jurisdiction of incorporation)     (Commission  File Number)      (IRS Employer Identification No.)



              451 Kingston Court, Mt. Prospect, Illinois    60056
              ------------------------------------------------------
               (Address of principal executive offices)   (Zip Code)



                                 (847) 391-9400
                         -------------------------------
                         (Registrant's telephone number)




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ITEM 5.  OTHER EVENTS.

              On May 17, 2000, Illinois Superconductor Corporation (Company) issued a press release announcing that the Company has agreed to acquire Spectral Solutions, Inc. (SSI) for 3.5 million shares of the Company's common stock. SSI is a privately owned company located in Louisville, Colorado, that develops and manufactures cryogenic superconducting RF front-end systems for the wireless industry. Closing the transaction is subject to standard closing conditions and is anticipated to occur in June or July. Among the closing conditions is approval of the transaction by SSI's stockholders. The holders of more than 80% of the outstanding SSI shares have committed to vote for the transaction. As a result of the closing, SSI will become a wholly owned subsidiary of the Company. The Company has agreed to add to its board of directors either Dr. Richard Herring, President of SSI or another person chosen by the principal SSI stockholders and approved by the Company. Closing the merger is also conditioned upon the Company's shareholders approving the pending proposal to authorize more shares of the Company. Furthermore, in connection with the transaction, holders of in excess of 85% of the outstanding shares of SSI have granted the Company options to purchase their shares of SSI under certain circumstances. The exercise price of those options is the same number of shares of the Company's common stock as would be issuable to those stockholders were the merger to close. If the Company exercises those options, SSI would become a subsidiary of the Company, however, SSI stockholders who did not grant the Company an option and did not hereafter otherwise agree to sell their securities in SSI to the Company would continue to be stockholders of SSI along with the Company. A copy of the May 17, 2000 press release is attached hereto and incorporated herein as Exhibit 99.1.

              On May 18, 2000, the Company issued a press release announcing the adjournment of the Company's May 17, 2000 annual stockholders' meeting to June 15, 2000. A copy of the May 18, 2000 press release is attached hereto and incorporated herein as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        Items (a) and (b) are inapplicable.


        (c)   Exhibits.

        99.1 Press Release issued by Illinois Superconductor Corporation on May 17, 2000 announcing that the Company has agreed to acquire Spectral Solutions, Inc. (SSI) for 3.5 million shares of the Company's common stock.

        99.2 Press Release issued by Illinois Superconductor Corporation on May 18, 2000 announcing the adjournment of the Company's May 17, 2000 annual stockholders' meeting to June 15, 2000.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       ILLINOIS SUPERCONDUCTOR CORPORATION


                       By:          /s/  CYNTHIA QUIGLEY
                          --------------------------------------------
                            Cynthia Quigley, Chief Financial Officer



Dated: May 18, 2000






















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                                  EXHIBIT INDEX





     EXHIBIT
       NO.                                DESCRIPTION
       --                                 -----------

      99.1 Press Release issued by Illinois Superconductor Corporation on May 17, 2000 announcing that the Company has agreed to acquire Spectral Solutions, Inc. (SSI) for 3.5 million shares of the Company's common stock.

      99.2 Press Release issued by Illinois Superconductor Corporation on May 18, 2000 announcing the adjournment of the Company's May 17, 2000 annual stockholders' meeting to June 15, 2000.

















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